Exhibit 99.1

Camping World Holdings, Inc. Announced the Third Amendment to its Credit Facility

LINCOLNSHIRE, IL – March 29, 2018 (BUSINESS WIRE) -- Camping World Holdings, Inc. (NYSE: CWH) (“Camping World,” “Company,” “we,” “us” or “our”) today announced that CWGS Group, LLC, an indirect subsidiary of the Company, has entered into a third amendment to its credit agreement with Goldman Sachs Bank USA, as administrative agent, and the other parties thereto (the “Third Amendment”).

The Third Amendment, among other things, (i) reduces the interest rate by 25 basis points with a reduction in the applicable interest margin to 1.75% from 2.00% per annum, in the case of base rate loans, and to 2.75% from 3.00% per annum, in the case of LIBOR loans on April 6, 2018, subject to customary closing conditions, and (ii) increases the Borrower’s term loan facility by $250 million to a principal amount of $1.19 billion outstanding as of March 28, 2018. The proceeds from the incremental add-on to the credit agreement are expected to be used to fund future dealership acquisitions and expand the Company’s retail platform, as well as to pay related fees and expenses associated with the Third Amendment.

About Camping World Holdings, Inc.

Camping World Holdings, headquartered in Lincolnshire, Illinois, is the leading outdoor and camping retailer, offering an extensive assortment of recreational vehicles for sale, RV and camping gear, RV maintenance and repair, and the industry’s broadest and deepest range of services, protection plans, products and resources. Since the Company's founding in 1966, Camping World has grown to become one of the most well-known destinations for everything RV, with 140 retail locations in 36 states and comprehensive e-commerce platform. Coupled with an unsurpassed portfolio of industry-leading brands including Camping World, Gander Outdoors, Good Sam, Overton’s, TheHouse.com, Uncle Dan’s, W82, and Erehwon, the Company has become synonymous with outdoor experiences. Camping World’s stock is traded on the New York Stock Exchange under the symbol "CWH".

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements about the Third Amendment and the expected use of proceeds from the Third Amendment. These forward-looking statements are based on management’s current expectations.

These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: the risk that the Third Amendment does not close under its current terms, or at all; potential impact of the recently identified material weaknesses in our internal control over financial reporting; the availability of financing to us and our customers; general economic conditions in our markets and ongoing economic and financial uncertainties; our ability to attract and retain customers; our expansion into new, unfamiliar markets, businesses, or product lines or categories, as well as delays in opening or acquiring new retail locations; unforeseen expenses, difficulties, and delays frequently encountered in connection with expansion through acquisitions; our ability to operate and expand our business and to respond to changing business and economic conditions, which depends on the availability of adequate capital; the restrictive covenants imposed by our existing senior secured credit facilities and our floorplan financial facility; whether third party lending institutions and insurance companies will continue to provide financing for RV purchases; risks associated with leasing substantial amounts of space; our dealerships’ susceptibility to termination, non-renewal or renegotiation of dealer agreements if state dealer laws are repealed or weakened; feasibility, delays, and difficulties in opening of Gander Outdoors retail locations; and realization of anticipated benefits and cost savings related to recent acquisitions.

These and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10- K filed for the year ended December 31, 2017 with the Securities and Exchange Commission, or SEC, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change, except as required under applicable law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Investor Relations Contact:

John Rouleau / Rachel Schacter

ICR

203-682-8200

John.Rouleau@ICRinc.com / Rachel.Schacter@ICRinc.com

Media Contact:

Jessica Liddell

ICR

203-682-8208

Jessica.Liddell@ICRinc.com